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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Finish Line, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 19, 2006
Dear Shareholder:
     You are cordially invited to attend the 2006 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 20, 2006, at 9:00 a.m., to be held at The Finish Line, Inc. Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend.
     The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.
     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.
     Your interest and participation in the affairs of the Company are greatly appreciated.

Respectfully,

Alan H. Cohen,
Chairman of the Board
and Chief Executive Officer

GENERAL INFORMATION
ELECTION OF CLASS II DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
BOARD OF DIRECTORS, COMMITTEES AND MEETINGS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
COMPENSATION AND STOCK OPTION COMMITTEE REPORT
STOCK PRICE PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
PROPOSALS OF SHAREHOLDERS
MISCELLANEOUS

THE FINISH LINE, INC.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
Notice of Annual Meeting of Shareholders
to be held July 20, 2006
TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:
     Notice is hereby given that the 2006 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at The Finish Line, Inc. Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235 on Thursday, July 20, 2006, at 9:00 a.m., will be conducted for the following purposes:
(1)	To elect three Class II directors to serve on the Company’s Board of Directors until the 2009 Annual Meeting of Shareholders;

(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2007; and

(3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     Only shareholders of record at the close of business on May 26, 2006, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Gary D. Cohen,
Executive Vice President,
General Counsel and Secretary
Indianapolis, Indiana
June 19, 2006
Your vote is important. Accordingly, you are asked to complete, sign, date and return the accompanying Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
JULY 20, 2006

GENERAL INFORMATION
This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 19, 2006, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2006 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Finish Line, Inc. Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 20, 2006, at 9:00 a.m., and any adjournment or postponement thereof. At the Annual Meeting, the Company’s shareholders will be asked to: (i) elect three Class II directors to serve on the Board until the 2009 Annual Meeting of Shareholders, (ii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2007, and (iii) vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement and related proxy materials are being first mailed to shareholders on or about June 19, 2006.
Throughout this Proxy Statement, fiscal 2006, fiscal 2005 and fiscal 2004 represent the fiscal years ended February 25, 2006, February 26, 2005, and February 28, 2004, respectively.
Persons Making the Solicitation
The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company’s shareholders. In addition, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation therefrom. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Common Shares.
Voting at the Meeting
Shareholders of record of the Company’s Class A Common Shares and Class B Common Shares at the close of business on May 26, 2006, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 43,029,261 Class A Common Shares and 5,141,336 Class B Common Shares were outstanding and entitled to vote. Each outstanding Class A Common Share entitles the holder thereof to one vote and each outstanding Class B Common Share entitles the holder thereof to ten votes.
In the election of directors, the three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a majority of the votes cast is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2007.
The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.
Shareholders do not have the right to cumulate their votes in the election of directors.
Revocability of Proxy
A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual

Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.
If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholders or, if no instructions are indicated, will be voted “FOR” the election of the three Class II director nominees indicated herein to serve on the Board until the 2009 Annual Meeting of Shareholders, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2007, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.
ELECTION OF CLASS II DIRECTORS
(Item 1 on your Proxy)
The Company’s Bylaws provide for dividing the Board into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation or removal. The term of the Class I directors, consisting of Alan H. Cohen and Jeffrey H. Smulyan, will expire at the 2008 Annual Meeting, the term of the Class II directors, consisting of Larry J. Sablosky, Bill Kirkendall and William P. Carmichael, will expire at the 2006 Annual Meeting, and the term of the Class III directors, consisting of David I. Klapper, Stephen Goldsmith and Catherine A. Langham, will expire at the 2007 Annual Meeting.
The persons named in the accompanying Proxy Card as proxies for this meeting will vote in favor of the following three nominees as Class II directors of the Company unless otherwise indicated by the shareholder on the Proxy Card. Class II directors elected at the 2006 Annual Meeting will serve for a three-year term expiring at the 2009 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, except in the event of his or her death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.
Nominees
The nominees for election as Class II directors of the Company are Larry J. Sablosky, Bill Kirkendall and William P. Carmichael. Each of such persons currently serves as a director of the Company. The nominees for election as Class II directors of the Company were selected by the Board upon the recommendation of the independent directors of the Board, meeting in executive session. See “Management — Executive Officers and Directors” for additional information concerning the nominees, and “Board of Directors, Committees and Meetings — Nomination Process” for additional information regarding the Board’s criteria for selecting director nominees.
Recommendation of the Board of Directors
The Board unanimously recommends that shareholders vote “FOR” the Class II director nominees set forth above. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of May 26, 2006, information relating to the beneficial ownership of the Company’s common shares by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Class A Common Shares or Class B Common Shares, by each director or nominee for director, by each of the executive officers named below, and by all directors and executive officers as a group.

	Class A			Class B
	Number of		% of	Number of		% of	Total
	Shares(1)(2)		Class(3)	Shares(1)		Class(3)	Shares
Alan H. Cohen	41,000	(8)	(10)	2,168,794		42.2%	2,209,794
David I. Klapper	—		—	1,824,300	(5)	35.5%	1,824,300
Larry J. Sablosky	41,500	(4)(8)	(10)	1,148,242	(6)	22.3%	1,189,742
Glenn S. Lyon	136,000	(8)	(10)	—		—	136,000
Steven J. Schneider	101,920	(8)	(10)	—		—	101,920
Gary D. Cohen	88,351	(8)	(10)	—		—	88,351
George S. Sanders	141,500	(8)	(10)	—		—	141,500
Donald E. Courtney	98,054	(7)(8)	(10)	—		—	98,054
Michael L. Marchetti	99,800	(8)	(10)	—		—	99,800
Kevin S. Wampler	95,936	(8)	(10)	—		—	95,936
Kevin G. Flynn	70,200	(8)	(10)	—		—	70,200
Robert A. Edwards	73,652	(8)	(10)	—		—	73,652
James B. Davis	35,200	(8)	(10)	—		—	35,200
Roger C. Underwood	46,000	(8)	(10)	—		—	46,000
Timothy R. Geis	25,200	(8)	(10)	—		—	25,200
Michael J. Smith	38,086	(8)	(10)	—		—	38,086
Jeffrey H. Smulyan	58,000	(8)	(10)	—		—	58,000
Stephen Goldsmith	24,000	(8)	(10)	—		—	24,000
Bill Kirkendall	19,000	(8)	(10)	—		—	19,000
William P. Carmichael	34,000	(8)	(10)	—		—	34,000
Catherine A. Langham	—		—	—		—	—
T. Rowe Price 100 E. Pratt St. Baltimore, MD	2,755,840	(9)	6.3%	—		—	2,755,840
All directors and executive officers as a group (21 persons)	1,042,899		2.4%	5,141,336		100.0%	6,184,235

(1)	Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated, and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

(2)	If Class B Common Shares are owned by the named person or group, excludes Class B Common Shares convertible into a corresponding number of Class A Common Shares.

(3)	The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(4)	Reflects shares gifted to a private family foundation, which is controlled by the named person.

(5)	Includes 97,100 shares held by a family partnership of which Mr. Klapper serves as general partner.

(6)	Includes 150,000 Class B Common Shares held by a family partnership of which Mr. Sablosky serves as general partner, and 14,420 Class B Common Shares held by Mr. Sablosky’s spouse.

(7)	Includes 9,200 Class A Common Shares held by Mr. Courtney’s spouse.

(8)	Includes restricted Class A Common Shares and also includes the following shares issuable upon exercise of options which are exercisable within 60 days of May 26, 2006:

Alan H. Cohen	4,000
Glenn S. Lyon	107,000
Steven J. Schneider	69,000
Gary D. Cohen	56,000
George S. Sanders	129,500
Donald E. Courtney	69,000
Michael L. Marchetti	83,000
Kevin S. Wampler	82,900
Kevin G. Flynn	61,800
Robert A. Edwards	66,400
James B. Davis	29,200
Roger C. Underwood	40,000
Timothy R. Geis	19,200
Michael J. Smith	25,800
Jeffrey H. Smulyan	32,000
Stephen Goldsmith	24,000
Bill Kirkendall	19,000
William P. Carmichael	30,000

(9)	This information is based solely on Schedule 13G/As filed with the Securities and Exchange Commission, copies of which were provided to the Company. The respective dates of the Schedule 13G/As are as follows:

T. Rowe Price	02/14/06

(10)	Less than 1% of the Class A Common Shares outstanding.

MANAGEMENT
Executive Officers and Directors
The executive officers, directors and nominees for director of the Company are as follows:

			Executive
			Officer or
			Director
Name	Age	Position	Since
Alan H. Cohen	59	Chairman of the Board, CEO, Class I Director	1976
Glenn S. Lyon	56	President, Chief Merchandise Officer	2001
David I. Klapper	57	Senior Executive Vice President, Class III Director	1976
Larry J. Sablosky	57	Senior Executive Vice President, Class II Director	1982
Steven J. Schneider	50	Senior Executive Vice President, COO	1989
Gary D. Cohen	54	Executive Vice President, General Counsel, Secretary	1997
George S. Sanders	48	Executive Vice President, Real Estate and Store Development	1994
Donald E. Courtney	51	Executive Vice President–IS, Distribution, CIO, Assistant Secretary	1989
Michael L. Marchetti	55	Executive Vice President, Store Operations	1995
Kevin S. Wampler	43	Executive Vice President, CFO and Assistant Secretary	1997
Kevin G. Flynn	42	Senior Vice President, Marketing	1997
Robert A. Edwards	44	Senior Vice President, Distribution	1997
James B. Davis	43	Senior Vice President, Real Estate	1997
Roger C. Underwood	36	Senior Vice President, Information Systems	2001
Timothy R. Geis	46	Senior Vice President, General Merchandise Manager	2003
Michael J. Smith	48	Senior Vice President, Loss Prevention	2003
Jeffrey H. Smulyan	59	Class I Director	1992
Stephen Goldsmith	59	Class III Director	1999
Bill Kirkendall	52	Class II Director	2001
William P. Carmichael	62	Class II Director	2003
Catherine A. Langham	48	Class III Director	2006
Mr. Alan H. Cohen, a co-founder of the Company, served as Chairman of the Board, President and Chief Executive Officer of the Company from May 1982 until October 2003. In October 2003, Mr. Cohen stepped down from the Presidency and is now the Chairman of the Board and CEO. Since 1976, Mr. Cohen has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company). Mr. Cohen is an attorney, and practiced law from 1973 through 1981. Mr. Cohen is the brother of Gary D. Cohen.
Mr. Glenn S. Lyon has served as President and Chief Merchandise Officer of the Company since October 2003, and as Executive Vice President and Chief Merchandise Officer from September 2001 to October 2003. Prior to joining the Company, he served as President/CEO of Paul Harris Stores, Inc., from March 2000 to February 2001. From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group. Mr. Lyon also spent eight years with TJX Company as Senior Vice President and Executive Vice President of Merchandising and Marketing. Mr. Lyon started his career in February 1973 at Macy’s N.Y., where he spent ten years in various merchandising positions.
Mr. David I. Klapper, a co-founder of the Company, has served as a director of the Company since May 1982. Mr. Klapper has also served as Senior Executive Vice President of the Company since April 2000. Prior to his current position, Mr. Klapper served as Executive Vice President from May 1982 to April 2000. Since 1976, Mr. Klapper has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company).
Mr. Larry J. Sablosky, a co-founder of the Company, has served as a director of the Company since May 1982. Mr. Sablosky has also served as Senior Executive Vice President of the Company since April 2000. Prior to his current position, Mr. Sablosky served as Executive Vice President from May 1982 to April 2000. Prior to 1982, Mr.

Sablosky was employed in a family retail business for over 10 years. Mr. Sablosky has been involved in the retail industry for over 30 years.
Mr. Steven J. Schneider has served as Senior Executive Vice President and Chief Operating Officer of the Company since October 2003, and as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary from April 2001 to October 2003. Mr. Schneider also served as Executive Vice President–Finance, Chief Financial Officer and Assistant Secretary of the Company from April 2000 to April 2001, as Senior Vice President–Finance, Chief Financial Officer and Assistant Secretary of the Company from March 1997 to April 2000, and as Vice President–Finance and Chief Financial Officer of the Company from April 1989 to March 1997. From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc., a women’s apparel retailer. Mr. Schneider, a Certified Public Accountant, was employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for over 25 years.
Mr. Gary D. Cohen has served as Executive Vice President–General Counsel and Secretary of the Company since April 2000. Mr. Cohen also served as Senior Vice President–General Counsel and Secretary of the Company from July 1997 to April 2000. From April 1990 to July 1997, Mr. Cohen was a Senior Partner in the law firm of Cohen and Morelock. During the 15 years prior to his joining the Company, Mr. Cohen represented the Company regarding real estate matters. From 1978 to 1990, Mr. Cohen held partnership positions with various law firms. At the present time, Mr. Cohen retains an “Of Counsel” position with Brand Davis Elsea & Morelock. Mr. Cohen is the brother of Alan H. Cohen.
Mr. George S. Sanders has served as Executive Vice President–Real Estate and Store Development of the Company since April 2000. Mr. Sanders also served as Senior Vice President–Real Estate and Store Development of the Company from March 1997 to April 2000, and as Vice President–Real Estate and Store Construction from April 1994 to March 1997. From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company. From 1983 to February 1993, Mr. Sanders was employed by Melvin Simon and Associates, a real estate developer and manager. At the time Mr. Sanders left Melvin Simon and Associates, he held the position of Senior Leasing Representative.
Mr. Donald E. Courtney has served as Executive Vice President, IS, Distribution, Chief Information Officer and Assistant Secretary of the Company since October 2003, and as Executive Vice President–Chief Information Officer–Distribution from April 2000 to October 2003. Mr. Courtney also served as Senior Vice President–MIS and Distribution of the Company from March 1997 to April 2000 and as Vice President–MIS and Distribution of the Company from August 1989 to March 1997. From August 1988 to August 1989, Mr. Courtney served as Director of MIS and Distribution for the Company. From August 1976 to August 1988, Guarantee Auto Stores, Inc., an automotive retailer, employed Mr. Courtney. At the time Mr. Courtney left Guarantee Auto Stores, he held the position of Vice President–MIS and Distribution. Mr. Courtney has been involved in the retail industry for over 25 years.
Mr. Michael L. Marchetti has served as Executive Vice President–Store Operations of the Company since April 2000. Mr. Marchetti also served as Senior Vice President–Store Operations of the Company from March 1997 to April 2000 and as Vice President–Store Operations from September 1995 to March 1997. From May 1990 to September 1995, Mr. Marchetti was employed as Regional Vice President of Champs Sports, a division of Footlocker, Inc. Mr. Marchetti has been involved in the retail industry for over 30 years.
Mr. Kevin S. Wampler has served as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company since October 2003, and as Senior Vice President, Chief Accounting Officer and Assistant Secretary from April 2001 to October 2003. Mr. Wampler also served as Senior Vice President–Corporate Controller and Assistant Secretary of the Company from April 2000 to April 2001 and as Vice President–Corporate Controller and Assistant Secretary of the Company from March 1997 to April 2000. Mr. Wampler, who is a Certified Public Accountant, was also employed by the Company from June 1993 to March 1997 as Corporate Controller. Mr. Wampler held the position of Audit Manager at a national accounting firm from July 1986 to May 1993.
Mr. Kevin G. Flynn has served as Senior Vice President–Marketing of the Company since April 2000. Mr. Flynn also served as Vice President–Marketing of the Company from March 1997 to April 2000. Mr. Flynn has been employed by the Company since November 1994 and prior to election as an officer, held the position of Marketing Director. Mr. Flynn was previously employed from July 1992 to November 1994 by Caldwell Van Riper, a regional advertising agency and by Leo Burnett Advertising in Chicago prior to July 1992.

Mr. Robert A. Edwards has served as Senior Vice President–Distribution of the Company since April 2000. Mr. Edwards also served as Vice President–Distribution of the Company from March 1997 to April 2000. Mr. Edwards has been employed by the Company since June 1982 and prior to his election as an officer, held the position of Director of Distribution.
Mr. James B. Davis has served as Senior Vice President–Real Estate of the Company since April 2000. Mr. Davis also served as Vice President–Real Estate of the Company from October 1997 to April 2000. Mr. Davis has been employed by the Company since October 1996 and prior to his election as an officer, held the position of Director of Leasing. Mr. Davis was previously employed as Vice President–Leasing for JMB Urban (a real estate developer and manager) from January 1993 to October 1996.
Mr. Roger C. Underwood has served as Senior Vice President–Information Systems of the Company since April 2001. Mr. Underwood also served as Vice President–Information Systems of the Company from May 2000 to April 2001. Mr. Underwood has been employed by the Company since January 1992. Prior to his election as an officer, Mr. Underwood held the position of Director of Information Systems for the Company.
Mr. Timothy R. Geis has served as Senior Vice President, General Merchandise Manager of the Company since October 2003, and as Senior Vice President–Footwear from April 2003 to October 2003. From April 2001 until April 2003, Mr. Geis held the position of Vice President–Footwear. From November 1996 to April 2001, Mr. Geis held the position of Divisional Merchandise Manager of Footwear. Mr. Geis joined Finish Line in October 1995 as a footwear buyer. Prior to Finish Line, Mr. Geis was employed as a footwear buyer for Champs Sports, a division of Footlocker, Inc.
Mr. Michael J. Smith has served as Senior Vice President–Loss Prevention of the Company since April 2003. From March 2000 to April 2003, Mr. Smith held the position of Vice President–Loss Prevention. Mr. Smith joined the Company in October 1998 as Director of Loss Prevention. Prior to joining the Company, Mr. Smith was employed by Merchantile South Department Stores in Mobile, Alabama, from 1992 through 1998.
Mr. Jeffrey H. Smulyan has served as a director of the Company since June 1992. Mr. Smulyan is CEO, Chairman of the Board, and President of Indianapolis-based Emmis Communications Corporation, which he founded in 1981. Emmis owns and operates 24 radio stations, three network-affiliated television stations, and award-winning regional and specialty magazines around the country. Mr. Smulyan, a director of the National Association of Broadcasters and former Chairman of the Board of Directors of the Radio Advertising Bureau, sits on the Board of Trustees of the University of Southern California. In 2000, Mr. Smulyan was honored with the American Women in Radio and Television’s Silver Satellite Award, the National Association of Broadcasters’ National Radio Award, and as Radio Ink’s “Radio Executive of the Year.” In 2004, Mr. Smulyan was inducted into the Broadcast and Cable Hall of Fame. Under his leadership, Emmis was named one of Fortune’s 100 Best Companies to Work For in 2005. He is the former owner of the Seattle Mariners baseball team.
Mr. Stephen Goldsmith has served as a director of the Company since July 1999. Mr. Goldsmith is a Partner of Knowledge Universe, which invests in internet-oriented education companies, day care and childhood learning companies, and B2B companies, principally in business and human resources consulting and online training. He is also Chairman of the Corporation for National and Community Service and the Daniel Paul Professor of Government and Director of the Innovations in American Government Program at Harvard University’s Kennedy School of Government. From 2001 to 2005, he served as Senior Vice President of ACS State and Local Solutions. Mr. Goldsmith was a director of Net2Phone, Inc., an Internet communications company, from 2003 to 2005 and The Steak n Shake Company, a national restaurant chain, from 1999 to 2005. He is also a former trustee of Windrose Medical Properties Trust. Mr. Goldsmith served as Mayor of the City of Indianapolis from January 1992 to December 1999, and then as chief domestic policy advisor to the Bush 2000 Presidential Campaign.
Mr. Bill Kirkendall has served as a director of the Company since July 2001. Mr. Kirkendall is a Partner in D.A. Weibring Golf Resources Group, a golf design management and consulting firm. Mr. Kirkendall was President and Chief Executive Officer of Orlimar Golf Company, a manufacturer and distributor of golf equipment, from October 1999 to November 2002. Mr. Kirkendall was President and CEO of Tretorn of N.A., Inc., a distributor and licensee of athletic footwear, from 1998 to 1999. Mr. Kirkendall was a driving force with Etonic Inc., a distributor, manufacturer, and licensee of athletic footwear and apparel from 1982 to 1998, holding the following positions: Sales Representative from 1982 to 1985, National Sales Manager from 1985 to 1986, Vice President from 1986 to 1988, Senior Vice President from 1988 to 1989, Executive Vice President from 1989 to 1991, and President from

1991 to 1998. Mr. Kirkendall was Vice President of Golden Brothers Inc., a long haul trucking company from 1976 to 1982.
Mr. William P. Carmichael has served as a director of the Company since July 2003. From 1999 to 2001 Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for twenty-six years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer from 1987 to 1990, and Vice President of Esmark, Inc., from 1973 to 1984. Mr. Carmichael has been a director of Spectrum Brands (formerly Rayovac Corporation) since August 2002, Cobra Electronics Corporation since 1994, and Simmons Company since May 2004. He also serves as Chairman of the Board of Trustees of the Columbia Funds Series Trust, Columbia Funds Master Investment Trust, and Nations Separate Account Trust. He was previously a director of Opta Food Ingredients, Inc., Nations Government Income Term Trust 2004, Nations Government Income Term Trust 2003, Nations Balanced Target Maturity Fund and Hatteras Income Securities Fund.
Ms. Catherine A. Langham was elected as a director of the Company by the Board of Directors on April 20, 2006. Ms. Langham has over twenty years of experience in the logistics industry. She is the co-founder and President of Future Enterprises, Inc. dba Langham, a global freight management company specializing in expedited transportation, warehousing and distribution. She has been a member of the Board of Directors of Marsh Supermarkets, Inc. since 1998, and currently serves on Marsh’s audit and executive committees.
Officers are appointed by and serve at the discretion of the Board. Unless otherwise stated, there are no family relationships among any directors or executive officers of the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10 percent of the Company’s Class A Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10 percent shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.
Based solely on the Company’s review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent shareholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended February 26, 2005.
BOARD OF DIRECTORS, COMMITTEES AND MEETINGS
Independence of Directors
The Board has determined that the majority of its members are “independent directors” under the criteria for independence set forth in the listing standards of the Nasdaq Stock Market (“Nasdaq”). The independent directors of the Board include Jeffrey H. Smulyan, Stephen Goldsmith, Bill Kirkendall, William P. Carmichael and Catherine A. Langham. Ms. Langham was elected a director by the Board on April 20, 2006.
In addition, all members of the Audit Committee and the Compensation and Stock Option Committee of the Board are independent directors. In accordance with the Nasdaq listing standards, all the members of the Audit Committee must not accept, directly or indirectly, any compensation from the Company other than directors’ fees and must not be affiliated persons of the Company (other than by virtue of their directorship).
Meetings and Committees of the Board of Directors
The Board held four meetings in fiscal 2006 and all directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were members. Members of the Board are expected to attend the Annual Meeting of Shareholders. All of the Board members attended the 2005 Annual Meeting, other than Mr. Kirkendall, who was out of the country at the time.
The Board of Directors has three (3) committees. The Audit Committee is comprised of Ms. Langham and Messrs. Goldsmith, Kirkendall and Carmichael, Chair. Ms. Langham has served on the Audit Committee since her election to the Board on April 20, 2006. The Compensation and Stock Option Committee is comprised of Messrs. Kirkendall and Smulyan. The Finance Committee is comprised of Messrs. Klapper and Carmichael. The Company does not have a nominating committee nor any committee performing such functions. The Board has determined that, because a majority of its members are independent directors, it is appropriate for the independent directors to fulfill the role of a nominating committee. Nominees are recommended to the Board of Directors by at least a majority of independent directors, meeting in executive session.
Audit Committee. The Audit Committee met eight times during fiscal 2006. The Audit Committee is composed solely of independent directors (as defined in the Nasdaq listing standards and Securities and Exchange Commission (“SEC”) rules). The Audit Committee is governed by a written charter approved by the Board, a copy of which was included as an appendix to the proxy statement sent to the Company’s shareholders in connection with the 2004 Annual Meeting of Shareholders. Under its charter, the Audit Committee, among other things, appoints the Company’s independent registered public accounting firm each year and approves the compensation and terms of engagement of the Company’s independent registered public accounting firm, approves services proposed to be provided by the independent registered public accounting firm, as well as all services provided by other professional financial services providers, and monitors and oversees the quality and integrity of the Company’s accounting process and systems of internal controls. Each member of the Audit Committee meets the Nasdaq financial knowledge requirements, and the Board has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets Nasdaq professional experience requirements as well. The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions as defined in the applicable Nasdaq listing standards. During fiscal 2006, there were no related party transactions between the Company and its executive officers and directors.
Compensation and Stock Option Committee. The Compensation and Stock Option Committee met four times during fiscal 2006. The Compensation and Stock Option Committee is composed solely of independent directors (as defined in the Nasdaq listing standards). The Compensation and Stock Option Committee focuses on executive compensation, the administration of the Company’s stock incentive plans and making decisions on the granting of discretionary bonuses.
Meetings of the Independent Directors. The Company’s independent directors meet regularly in executive sessions outside the presence of management. An executive session is generally held in conjunction with each regularly scheduled meeting of the Board. The Company has not formally appointed a single director to preside at executive sessions of the independent directors. Rather, the responsibility to preside at each such meeting of independent directors is rotated among the independent directors, depending on the subject matter to be discussed at such meeting.
Nomination Process
In determining whether to nominate a candidate for a position on the Company’s Board of Directors, the Board considers various criteria, such as the recommendations of the independent directors, the candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and professional ethics and values, bearing in mind the requirements of the Board at that point in time. The Board believes it is appropriate that a majority of its members be independent directors and that at least one member, who also serves on the Audit Committee, be an “audit committee financial expert” as defined by SEC rules. Candidates are identified through a variety of sources, including other members of the Board, senior Company executives, individuals personally known by the members of the Board, and research. The Company will consider shareholder recommendations of candidates when the recommendations are properly submitted. To be considered at the Annual Meeting of Shareholders, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement entitled “Proposals of Shareholders,” and must comply with the notice, information and consent provisions set forth in the Company’s Bylaws. Shareholder nominees will be evaluated under the criteria set forth above. To recommend a prospective nominee for the Board’s consideration, submit a candidate’s name and qualifications to The Finish Line, Inc. Board of Directors (or the applicable Board member) at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary.
Communications with the Board of Directors
Shareholders may communicate with the Board of Directors, its committees, the independent directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of Directors (or the applicable member of the Board of Directors), at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary. If the Secretary deems appropriate, the Secretary will forward such correspondence to the Chairman of the Board or to the applicable Board member.

EXECUTIVE COMPENSATION
The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 2006, 2005 and 2004 for the person who was Chief Executive Officer at the end of the last fiscal year and the four most highly compensated executive officers of the Company (“named executive officers”) whose salary and bonus exceeded $100,000 in fiscal 2006.
SUMMARY COMPENSATION TABLE

				Long Term Compensation
				Awards		Payouts
				Restricted	Securities
		Annual Compensation		Stock	Underlying	LTIP	All other
		Salary	Bonus	Award(s)	Options/SARs	Payouts	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	(#)	($)	($)(3)
Alan H. Cohen	2006	520,000	83,234	173,040	40,000	—	14,116
Chairman of the Board	2005	500,000	545,000	—	—	—	16,914
and CEO	2004	416,000	509,184	—	—	—	17,227

Glenn S. Lyon	2006	400,000	51,221	129,780	30,000	—	14,116
President and	2005	375,000	327,000	—	50,000	—	16,914
Chief Merchandise Officer	2004	287,577	273,773	—	40,000	—	17,227

Steven J. Schneider	2006	350,000	39,216	86,520	25,000	—	14,116
Sr. Exec. Vice President	2005	325,000	247,975	—	40,000	—	16,914
and COO	2004	284,115	270,478	—	—	—	17,227

Gary D. Cohen	2006	284,000	27,275	72,100	20,000	—	14,116
Exec. Vice President,	2005	273,000	178,542	—	35,000	—	16,914
General Counsel & Secretary	2004	261,000	212,976	—	—	—	17,227

George S. Sanders	2006	271,000	26,027	72,100	20,000	—	14,116
Exec. Vice President,	2005	260,000	170,040	—	35,000	—	16,914
Real Estate and	2004	248,300	202,613	—	—	—	17,227
Store Development

(1)	Cash bonuses for services rendered in each fiscal year have been listed in the year earned; however, the amounts listed were actually paid in the subsequent fiscal year.

(2)	The amounts reported in this column of the Summary Compensation Table above represents the value of the restricted Class A Common Shares on the grant date, using the closing market price. The value of the restricted Class A Common Shares as of the end of the last fiscal year was $205,800, $154,350, $102,900, $85,750 and $85,750 for A. Cohen, G. Lyon, S. Schneider, G. Cohen and G. Sanders, respectively. Such value is calculated by multiplying the closing market price for the Company’s Class A Common Shares on the last trading day of the Company’s fiscal year, by the number of restricted shares held by A. Cohen, G. Lyon, S. Schneider, G. Cohen and G. Sanders on that date. The number of the restricted Class A Common Shares held by A. Cohen, G. Lyon, S. Schneider, G. Cohen and G. Sanders as of the end of the last fiscal year was 12,000, 9,000, 6,000, 5,000 and 5,000, respectively. Restrictions lapse fully on March 1, 2008. Dividends are paid on all restricted shares at the same rate as the dividends received by all shareholders.

(3)	The stated amounts are Company contributions to The Finish Line, Inc. 401k and Profit Sharing Plan.
Director Compensation
Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $3,500 per annum, an additional $3,500 per meeting for attending regular meetings of the Board of Directors and an additional $1,000 per meeting for attending special meetings. Directors who are not employees of the Company are also reimbursed for expenses incurred in attending regular, special and committee meetings. In addition, non-employee directors receive a $1,000 fee for each Audit Committee or

Compensation and Stock Option Committee meeting they attend in person or telephonically. Directors who are not employees of the Company also receive options to purchase 6,000 Class A Common Shares upon their first election to the Board and an additional 8,000 options for each year they serve on the Board.
OPTION GRANTS IN LAST FISCAL YEAR
The following table contains information with respect to options to purchase the Company’s Class A Common Shares granted during fiscal 2006 to the named executive officers.

	Individual Grants
	Number of				Potential Realizable
	Securities	% of Total			Value at Assumed
	Underlying	Options			Annual Rates of Stock
	Options	Granted to	Exercise		Price Appreciation for
	Granted	Employees	Price	Expiration	Option Term (3)
Name	(#)(1)(2)	in Fiscal Year	(S/Sh)	Date	5%	10%
Alan H. Cohen	40,000	9.7%	$14.29	8/31/2015	$359,476	$910,983
Glenn S. Lyon	30,000	7.3%	$14.29	8/31/2015	$269,607	$683,237
Steven J. Schneider	25,000	6.0%	$14.29	8/31/2015	$224,673	$569,364
Gary D. Cohen	20,000	4.8%	$14.29	8/31/2015	$179,738	$455,492
George S. Sanders	20,000	4.8%	$14.29	8/31/2015	$179,738	$455,492

(1)	Vest 10% on March 1, 2006, an additional 20% on March 1, 2007, an additional 30% on March 1, 2008 and the remaining 40% on March 1, 2009. The exercise price of these options was equal to the fair market value of the Company’s Class A Common Shares on the date of grant.

(2)	Options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3)	Potential realizable value is based on the assumption that the common share price appreciates at the annual rate shown (compounded annually) from the grant date until the end of the ten-year option term. This value is calculated based on requirements of the SEC and does not reflect the Company’s estimate of future share price growth.
OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
Shown below is information with respect to the exercise in fiscal 2006 of options to purchase the Company’s Class A Common Shares by the five named executive officers and the unexercised options to purchase the Company’s Class A Common Shares under the Company’s 1992 Employee Stock Incentive Plan and 2002 Stock Incentive Plan.

			Number of Securities		Value of Unexercised In
	Shares		Underlying Unexercised		the Money Options/ SARs
	Acquired on	Value	Options/SARs at FY End (#)		at FY End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable		Exercisable/Unexercisable
Alan H. Cohen	—	—	—	40,000	—	114,400
Glenn S. Lyon	—	—	94,000	129,000	1,111,700	912,800
Steven J. Schneider	28,500	405,210	58,500	75,000	712,560	232,500
Gary D. Cohen	32,750	485,653	53,000	65,500	609,345	218,200
George S. Sanders	10,500	189,053	120,500	65,500	1,275,508	218,200

(1)	Represents the difference between the closing price of the Company’s Class A Common Shares on Nasdaq® on February 24, 2006 ($17.15) and the exercise price of the options.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT
Scope of Committee’s Work
The Compensation and Stock Option Committee of the Board of Directors (for purposes of this section, the “Committee”) administers the Company’s 1992 Employee Stock Incentive Plan, as amended and the Company’s 2002 Stock Incentive Plan, as amended; reviews the Company’s compensation plans, programs and policies for executive officers; monitors the performance and compensation of executive officers and other key employees; and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation. The Committee is composed of two independent directors (as defined in the Nasdaq listing standards).
Summary of Compensation Policies for CEO and Executive Officers
The Company’s philosophy is to maintain compensation programs that attract, retain and motivate senior management with economic incentives, which are directly linked to financial performance and increased shareholder value. The key elements of the Company’s executive compensation program for fiscal 2006 consisted of a base salary, potential for an annual bonus directly linked to overall Company performance, potential for a longer term bonus directly linked to the Company’s ability to improve operating earnings over a three-year period (for certain executive officers), and the grant of stock options and other stock incentive awards intended to encourage achievement of superior results over time and to directly align executive officer and shareholder economic interests.
CEO Compensation
The Committee believes that the Chief Executive Officer’s compensation should be heavily influenced by Company performance. The Committee also considers the level of compensation paid to the chief executive officers of comparable companies as part of its calculation of the compensation to be paid to the Company’s Chief Executive Officer. For the last three fiscal years, Mr. Alan H. Cohen, the Company’s Chief Executive Officer, was compensated with a base salary at an annualized rate of $520,000, $500,000 and $416,000, respectively. See “Executive Compensation — Summary Compensation Table.” In March 2005, the Committee established a performance bonus program for Mr. Cohen (as well as for the Company’s other senior executive officers) which, for the fiscal year ended February 25, 2006, was based on four factors:
1. Increase in fiscal 2006 operating income before taxes as compared to fiscal 2005 operating income before taxes;
2. Same store sales increases;
3. Total sales increases; and
4. Aged inventory reduction.
The Committee believes this arrangement provided the Chief Executive Officer with significant incentives and aligned what amounted to a bonus ($83,234 for fiscal 2006) equal to 16% (for fiscal 2006) of his annual base salary directly to the Company’s economic performance. A long-term incentive bonus plan was approved in March 2005 that would allow Mr. Cohen (as well as certain of the Company’s other executive officers) to earn a bonus of up to $225,000 (lesser amounts in the case of such other executive officers) if the Company’s operating earnings over the three fiscal years ending March 1, 2008, meet or exceed a specified cumulative amount.
In fiscal 2006, the Committee also granted Mr. Alan H. Cohen 12,000 restricted Class A Common Shares, as well as an option to purchase 40,000 Class A Common Shares.
Executive Officers Compensation
The Committee has adopted similar policies with respect to overall compensation of the Company’s other senior executive officers.
The Company’s President, Mr. Glenn S. Lyon, was compensated at a base salary of $400,000 for fiscal 2006. The Company’s Senior Executive Vice President and COO, Mr. Steven J. Schneider, was compensated at an annual base salary of $350,000. The Company’s Executive Vice President, General Counsel and Secretary, Mr. Gary D. Cohen was compensated at a base salary equal to $284,000 during fiscal 2006. The Company’s Executive Vice President, Real Estate & Store Development, Mr. George S. Sanders was compensated at an annual base salary of $271,000 during fiscal 2006. In addition, Messrs. Lyon, Schneider, Cohen, and Sanders participated in a bonus plan similar to the plan described above under “CEO Compensation” under which each received a bonus equal to a percentage (approximately 13% for Mr. Lyon, approximately 12% for Mr. Schneider, and approximately 10% for Messrs. Cohen and Sanders) of annual base salary. Under the long-term incentive bonus plan initiated in fiscal 2006 described above under “CEO Compensation,” Messrs. Lyon, Schneider, Cohen and Sanders are eligible to earn a bonus of up to $150,000, $125,000, $75,000 and $75,000, respectively, if the Company’s operating earnings over a three-year period meet or exceed a specified cumulative amount.
Messrs. Lyon, Schneider, Cohen and Sanders were also granted options to purchase 30,000, 25,000, 20,000 and 20,000 Class A Common Shares, respectively. In addition, these same executive officers were granted restricted Class A Common Shares in the amounts of 9,000, 6,000, 5,000 and 5,000, respectively.
The Company’s Chief Executive Officer and the other named executive officers were also eligible to participate in the Company’s 401k and Profit Sharing Plan currently up to a maximum annual contribution of $42,000 per person for the Company’s most recent plan year ended December 31, 2005. See “Executive Compensation — Summary Compensation Table.”
Under current law, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock options exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments that qualify as “performance-based.” To qualify as “performance-based,” compensation payments must be made from a plan that is administered by a compensation committee of the Board of Directors, which is comprised solely of two or more independent directors. In addition, the material terms of the plan must be disclosed to and approved by the Company’s shareholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.
To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive’s exercise of stock options rights (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may also affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.
Summary
The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentives to perform at superior levels and in a manner, which is directly aligned with the economic interests of the Company’s shareholders.
Compensation and Stock Option Committee
Bill Kirkendall
Jeffrey Smulyan
Indianapolis, Indiana
The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.
Compensation Committee Interlocks and Insider Participation
Messrs. Kirkendall and Smulyan comprised the Compensation and Stock Option Committee during fiscal 2006.

STOCK PRICE PERFORMANCE GRAPH
The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(1)
AMONG THE FINISH LINE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP(2)
(1) $100 invested on 3/3/01 in stock or on 2/28/01 in index including reinvestment of dividends.
(2) Peer group is: Standard Industrial Classification Codes 5940 through 5949 (actively trading issues during relevant period). SIC codes beginning with 594 represent miscellaneous Shopping Goods Stores which, in management’s opinion, most closely represents the peer group of the Company.
AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
During October 2003, the Audit Committee of the Board developed an updated charter for the Committee, which was approved by the full Board on October 23, 2003. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended February 25, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is composed solely of independent directors (as defined in the criteria for independence set forth in the Nasdaq listing standards and SEC rules). Each member meets Nasdaq financial knowledge requirements, and the Board of Directors has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets Nasdaq professional experience requirements as well.
The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principals, the matters to be discussed by Statement of Accounting Standards No. 61, “Communication with Audit Committees,” as amended, which indexes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.
The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence from the Company.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 25, 2006, for filing with the SEC.
William P. Carmichael, Chair
Bill Kirkendall
Stephen Goldsmith
Indianapolis, Indiana
At the time that the foregoing report was rendered, Catherine A. Langham was not a member of the Audit Committee.
Relationship with Independent Public Accountants
The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent registered public accounting firm continuously since 1988, was selected by the Audit Committee to continue in that capacity for fiscal year 2007, ending March 3, 2007. During fiscal 2006, the Company also engaged Ernst & Young LLP to render certain other professional services involving financial due diligence, assistance on tax planning matters, audit of the retirement plan and general consultations.
The appointment of auditors is approved annually by the Audit Committee. In making its determination, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. The Audit Committee has selected Ernst & Young LLP for the current fiscal year. Each professional service performed by Ernst & Young LLP during fiscal 2006 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act and the related rules of the SEC.
Independent Auditor Fee Information
Fees for professional services provided by the Company’s independent registered public accounting firm Ernst & Young LLP, in each of the last two fiscal years, in each of the following categories are:

	2006	2005
Audit Fees	$467,504	$530,777
Audit-Related Fees	$18,600	$174,115
Tax Fees	$110,143	$79,131
All Other Fees	-0-	-0-

	$596,247	$784,023
Fees for audit services include fees associated with the annual financial statement and internal controls audit, the reviews of the Company’s quarterly reports on Form 10-Q, and assistance with review of documents filed with the SEC. Audit-related fees principally include accounting consultations and the audit of the Company’s retirement plan. Tax fees include tax compliance, tax advice and tax planning.
There were no other services performed during fiscal years 2006 and 2005.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services and other services performed by the independent auditor during the fiscal year. The Audit Committee pre-approves specifically defined services within the categories outlined above, subject to the budget for each category. Unless a specific service has been previously pre-approved for that year, the Audit Committee must approve the service before the independent auditor may perform such service. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
(Item 2 on your Proxy)
The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 3, 2007. The Board urges you to vote for ratification of that appointment. A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy).

PROPOSALS OF SHAREHOLDERS
If a shareholder wishes to submit a proposal for consideration at the 2007 Annual Meeting and wants that proposal to appear in the Company’s proxy statement and form of proxy for that meeting, the proposal must be submitted to the Company at its principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary no later than February 19, 2007.
If a shareholder wishes to submit a proposal for consideration at the 2007 Annual Meeting without including that proposal in the Company’s proxy statement and form of proxy, or if a shareholder wishes to recommend a candidate for election to the Board, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the first anniversary of the 2006 Annual Meeting (in the event that the date of the 2007 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2006 Annual Meeting). Such notice should be sent to the Company in care of the Secretary at its principal offices.
MISCELLANEOUS
The Company has adopted a Code of Ethics applicable to its directors and officers (including its chief executive officer, chief financial officer, corporate controller and other finance officers). The Company’s Code of Ethics is available on the Company’s website at www.finishline.com. The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or in a report on Form 8-K as required.
The Company’s Annual Report to Shareholders for the fiscal year ended February 25, 2006, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.
The Company is not aware of any other business to be presented at the 2006 Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gary D. Cohen
Executive Vice President,
General Counsel and Secretary
Indianapolis, Indiana
June 19, 2006

ANNUAL MEETING OF SHAREHOLDERS OF

THE FINISH LINE, INC.

July 20, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

â Please detach along perforated line and mail in the envelope provided â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The election of 3 Class II directors to serve until the 2009 Annual Meeting of Shareholders:
NOMINEES:
☐	FOR ALL NOMINEES	m m	Larry J. Sablosky Bill KirKendall
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m	William P. Carmichael
☐	FOR ALL EXCEPT (See instructions below)

		FOR	AGAINST	ABSTAIN
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s fiscal year ending March 3, 2007:	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof and as to which the undersigned hereby confers discretionary authority.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO PROPOSAL 3.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE FINISH LINE, INC.

CLASS A COMMON SHARES
Proxy for Annual Meeting of Shareholders, July 20, 2006
This Proxy is solicited on behalf of the board of directors for the
Annual Meeting of Shareholders to be held on July 20, 2006 at 9:00 a.m.
at the Company’s Corporate Office located at
3308 N. Mitthoeffer Road, Indianapolis, IN 46235

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for the 2006 Annual Meeting and, revoking all prior Proxies, appoints Alan H. Cohen and Steven J. Schneider, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A Shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 20, 2006, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side of this proxy card.

(Continued and to be signed on the reverse side)